UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2006

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01.	Entry into a Material Definitive Agreement.

On November 3, 2006, the registrant entered into a Supply Agreement with Bruker Daltonics Inc., pursuant to which Bruker will continue to supply the registrant with mass spectrometers for incorporation into the registrant’s MassARRAY® Compact System products, as well as related spare parts. During the term of the Supply Agreement, the registrant is obligated to purchase exclusively from Bruker and Bruker is obligated to supply exclusively to the registrant, subject to certain forecast provisions, registrant’s requirements for linear MALDI-TOF mass spectrometers. Subject to certain permitted variances, the registrant has agreed to purchase a minimum number of mass spectrometers for approximately $3.8 million for periodic deliveries in 2007.

Under the Supply Agreement, Bruker is obligated to refer to the registrant potential customers for MALDI-based mass spectrometers dedicated for DNA and/or RNA analysis. The registrant is obligated to pay Bruker a finder’s fee equal to a specified percentage of the sale price of the mass spectrometer unit portion of any sale made by the registrant to any referred customer within six months of such a referral, provided that the registrant had not previously contacted such customer. The Supply Agreement includes customary warranty provisions and indemnification provisions for the benefit of each party.

The term of the Supply Agreement ends December 31, 2008. Bruker has agreed to continue to sell spare parts for mass spectrometers to the registrant at commercially reasonable prices for a period of five years following the expiration or termination of the Supply Agreement. The registrant and Bruker each have the right to terminate the Supply Agreement by written notice if within 60 days after providing an initial written notice to the other party of material breach, the other party has not cured such breach or initiated and continued good faith efforts to cure such breach.

Forward Looking Statements

Except for historical information contained in this current report, the matters set forth in this current report contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with the registrant’s ability to obtain the performance of the other party to the agreement described in this current report, as well as other risks described from time to time in the registrant’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005 and subsequent filings. The forward-looking statements are based on current information that is likely to change and speaks only as of the date hereof.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ John Sharp
Date: November 7, 2006		John Sharp Vice-President Finance and Treasurer Principal Financial and Accounting Officer

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